UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2011

EXTERRAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16666 Northchase Drive, Houston, Texas		77060
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 836-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

In our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, we reported the results of the stockholder vote at our Annual Meeting of Stockholders held on May 3, 2011, including the results of the advisory vote on the frequency of our executive compensation say on pay vote, as follows:

	Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
Determination of whether the preferred frequency of an advisory vote on the executive compensation of the Company’s Named Executive Officers should be every year, every two years or every three years	43,711,714	154,538	5,301,352	2,451,173	4,596,355

Our Board of Directors had recommended that the stockholders vote to hold an advisory vote on the compensation of our named executive officers every year. In accordance with the vote of our stockholders and the recommendation of our Board of Directors, the Board of Directors has decided that we will hold the advisory vote on our named executive officer compensation on an annual basis until the Board of Directors holds the next advisory vote on the frequency of future say on pay votes. The next advisory vote regarding the frequency of say on pay votes is required to occur no later than our 2017 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN HOLDINGS, INC.

February 17, 2012	By:	/s/ Donald C. Wayne
Donald C. Wayne
Senior Vice President, General Counsel and Secretary